ROSS MILLER Secretary of State 206 North Carson Street Carson City, Nevada 89701-4299 (775) 684 5708 Website: secretaryofstate.biz

Articles of Merger (PURSUANT TO NRS 92A.200) Page 1

USE BLACK INK ONLY – DO NOT HIGHLIGHT	ABOVE SPACE IS FOR OFFICE USE ONLY

(Pursuant to Nevada Revised Statutes Chapter 92A) (excluding 92A.200(4b))

1) Name and jurisdiction of organization of each constituent entity (NRS 92A.200). If there are more than four merging entities, check box [ ] and attached an 8 ½” X 11” blank sheet containing the required information for each additional entity.

Specialty Beverage and Supplement, Inc.
Name of merging entity
Nevada	Corporation
Jurisdiction	Entity type*

SBSI Acquisition Corp.
Name of surviving entity
Nevada	Corporation
Jurisdiction	Entity type*

* Corporation, non-profit corporation, limited partnership, limited-liability company or business trust.

Articles of Merger
(PURSUANT TO NRS 92A.200)

2) Forwarding address where copies of process may be sent by the Secretary of State of Nevada (If a foreign entity is the survivor in the merger-NRS 92A.190):
Attn: Kyleen E. Cane
c/o: Cane Clark LLP, 3273 E. Warm Springs Road, Las Vegas, NV 89120

3) (Choose one)
[X] The undersigned declars that a plan of merger has been adopted by each constituent entity (NRS 92A.200).
[ ] The undersigned declares that a plan of merger has been adopted by the parent domestic entity (NRS 92A.180).

4) Owner’s approval (NRS 92A.200)(options a,b, or c must be used, as applicable for each entity) (If there are more than four merging entities, check box [ ] and attached an 8 ½” X 11” blank sheet containing the required information for each additional entity.):
(a) Owner’s approval was not required from

Name of merging entity, if applicable

and, or:

Name of surviving entity, if applicable

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Articles of Merger
(PURSUANT TO NRS 92A.200)

(b) The plan was approved by the required consent of the owners of *:
Specialty Beverage and Supplement, Inc.
Name of merging entity, if applicable

and, or:
SBSI Acquisition Corp.
Name of surviving entity, if applicable

* Unless otherwise provided in the certificate of trust or governing instrument of a business trust, a merger must be approved by all the trustees and beneficial owners of each business trust that is a constituent entity in the merger.

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Articles of Merger
(PURSUANT TO NRS 92A.200)

(c) Approval of plan of merger for Nevada non-profit corporation (NRS 92A.160):

The plan of merger has been approved by the directors of the corporation and by each public officer or other person whose approval of the plan of merger is required by the articles of incorporation of the domestic corporation.

Name of merging entity, if applicable

and, or:

Name of surviving entity, if applicable

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Articles of Merger
(PURSUANT TO NRS 92A.200)

5) Amendments, If any, to the articles of certificate of the surviving entity. Provide article numbers, if avaliable. (NRS 92A.200)*:

6) Location of Plan of Merger (check a or b):
[ ] (a) The entire plan of merger is attached;
[X] (b) The entire plan of merger is on file at the registered office of the surviving corporation, limited-liability company or business trust, or at the records office address if a limited partnership, or other place of business of the surviving entity (NRS 92A.200).

7) Effective date (optional)**:

* Amended and restated articles may be attached as an exhibit or integrated into the articles of merger. Please entitle them "Restated" or "Amended and Restated," accordingly. The form to accompany restated articles prescribed by the secretary of state must accompany the amended and/or restated articles. Pursuant to NRS 92A.180 (merger of subsidiary into parent - Nevada parent owning 90% or more of subsidiary), the articles of merger may not contain amendments to the constituent documents of the surviving entity except that the name of the surviving entity may be changed.

** A merger takes effect upon filing the articles of merger or upon a later date as specified in the articles, which must not be more than 90 days after the articles are filed (NRS 92A.240).

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Articles of Merger
(PURSUANT TO NRS 92A.200)

8)      Signatures - Must be signed by: An officer of each Nevada corporation; All general partners of each Nevada limited partnership; All general partners of each Nevada limited-liability limited partnership; A manager of each Nevada limited-liability company with managers or one member if there are no managers; A trustee of each Nevada business trust (NRS 92A.230)*

(If there are more than four merging entities, check box [ ] and attached an 8 ½” X 11” blank sheet containing the required information for each additional entity.):

Specialty Beverage and Supplement, Inc.
Name of merging entity

X /s/ Peter Scalise, III.	CEO	5/13/2011
Signature	Title	Date

SBSI Acquisition Corp.
Name of surviving entity

X /s/ Ivona Janieszewski	CEO	5/13/2011
Signature	Title	Date

* The articles of merger must be signed by each foreign constituent entity in the manner provided by the law governing it (NRS 92A.230). Additional signature blocks may be added to this page or as an attachment, as needed.

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